UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2013

PURE BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14468	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way El Cajon, California		92020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (619) 596-8600

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective February 6, 2013 (the “Effective Date”), the Board of Directors (the “Board”) of Pure Bioscience, Inc. (the “Company”) appointed Dave Pfanzelter to serve as a director of the Company.  Mr. Pfanzelter is also expected to serve on the Compensation and Nominating Committees of the Board.  There are no arrangements or understandings between Mr. Pfanzelter and any other person pursuant to which Mr. Pfanzelter was appointed as a director of the Company, and there are no transactions in which Mr. Pfanzelter has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Following the appointment of Mr. Pfanzelter, the Board consists of six directors, four of whom are independent within the meaning of the NASDAQ listing standards and SEC rules.

Previously Mr. Pfanzelter served as senior vice president of Kellogg Company, president of Kellogg’s Specialty Channels and president of Kellogg Canada since May 2004, while also serving as part of the Kellogg Executive Committee and Global Leadership Team.  Mr. Pfanzelter began his foodservice career in 1975 with Oscar Mayer Foods Corporation serving in several key sales and marketing positions, including director of marketing and national sales manager.  In 1995, he was appointed vice president, sales of Kraft Foodservice, representing the combined manufactured brands of Oscar Mayer, General Foods and Kraft Foods.  In 1998 Mr. Pfanzelter joined Keebler, serving as vice president and general manager of the food service division prior to Keebler’s acquisition by Kellogg in 2001.

Since 1998, Mr. Pfanzelter has been on the board of directors of Doctor’s Associates, the parent company of Subway Restaurants, the nation’s largest restaurant chain.  In February 2012, Mr. Pfanzelter joined Wrigley Foods Advisory Board of Directors.  He also served on the Board of the International Food Service Manufacturer’s Association as chairman and member of its executive committee.

In connection with his appointment to the Board and in accordance with Company’s director compensation program, the Company granted to Mr. Pfanzelter options to purchase 40,000 shares of the Company’s common stock at an exercise price of $0.73 per share, the closing price of the Company’s common stock on the Effective Date.  The options will vest in full on the first anniversary of the Effective Date and expire on the tenth anniversary of the Effective Date. Mr. Pfanzelter will receive compensation for serving as a director in accordance with the Company’s director compensation program described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 12, 2012

The Company issued a press release announcing the appointment of Mr. Pfanzelter as a director, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1                      Press Release dated February 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOSCIENCE, INC.

Dated: February 13, 2013	By: /s/ Michael L. Krall
Michael L. Krall
President, Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 13, 2013